UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2019

NATHAN’S FAMOUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35962	11-3166443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Jericho Plaza, Jericho, New York		11753
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 338-8500

N/A
(Former Name or Former Address, If Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	NATH	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2019, Ronald G. DeVos, the Vice President, Finance, Chief Financial Officer and Secretary of Nathan's Famous, Inc. (the "Company"), informed the Company of his retirement from the Company effective June 30, 2020 (the "Retirement Date"). The Company and Mr. DeVos entered into an Agreement (the "Agreement") dated as of December 13, 2019 which provides that the Company will award an aggregate cash bonus amount of $200,000 for the fiscal year ending March 29, 2020 to Mr. DeVos payable in accordance the Company's customary payroll practices for bonus payments to executive officers of the Company, (ii) repurchase 13,709 shares of the Company's common stock owned by Mr. DeVos on December 13, 2019 or as soon as practicable thereafter at the closing market price of the Company's common stock on December 13, 2019 and (iii) continue to (a) pay Mr. DeVos his current base salary of $217,500 per annum and (b) provide such insurance, disability and health and medical and other benefits and such participation in retirement plans or programs that Mr. DeVos is currently receiving or participating in, in each case, through the date that Mr. DeVos ceases to be an employee of the Company. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1.

On December 13, 2019, the Company's Board of Directors appointed Robert Steinberg, the Company's Corporate Controller, as Vice President, Finance, Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary of the Company effective June 30, 2020. Effective June 30, 2020, Mr. Steinberg will receive a base salary of $200,000 per annum and will be eligible to receive a target bonus for the fiscal year ending March 28, 2021 of $75,000 subject to and payable in accordance with the Company's Management Incentive Plan for the fiscal year ending March 28, 2021.

Mr. Steinberg, age 51, has served as Corporate Controller of the Company since 2014. Mr. Steinberg does not have any other relationships with the Company that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Agreement dated as of December 13, 2019 between Nathan's Famous, Inc. and Ronald G. DeVos.+

+ compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2019	NATHAN’S FAMOUS, INC.

	By:	/s/ Eric Gatoff
		Name:	Eric Gatoff
		Title:	Chief Executive Officer